                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

            |_|      Preliminary Proxy Statement
            |_|      Confidential,  for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
            |_|      Definitive Proxy Statement
            |X|      Definitive Additional Materials
            |_|      Soliciting   Material  Pursuant  to   ss.240.14a-11(c)   or
                     ss.240.14a-12

                     LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

            |X|      No Fee Required

            |_|      Fee   computed  on  table  below  per  Exchange  Act  Rules
                     14a-6(i)(4) and 0-11.

            1.       Title of each  class  of  securities  to which  transaction applies:

                     -----------------------------------------------------------

            2.       Aggregate  number of  securities  to which  transaction
                     applies:

                     -----------------------------------------------------------

            3.       Per unit  price or other  underlying  value of  transaction computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it was determined):

                     -----------------------------------------------------------

            4.       Proposed maximum aggregate value transaction:

                     -----------------------------------------------------------

            5.       Total fee paid:

                     -----------------------------------------------------------

            |_|      Fee paid previously with preliminary materials.

            |_|      Check box if any part of the fee is offset as  provided  by
                     Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous  filing  by  registration  number,  or the Form or
                     Schedule and the date of its filing.

                     1.    Amount previously paid:

                           -----------------------------------------------------

                     2.    Form, Schedule or Registration Statement No.:

                           -----------------------------------------------------

                     3.    Filing Party:

                           -----------------------------------------------------

                     4.    Date Filed:

                           -----------------------------------------------------

                                      -2-

FOR IMMEDIATE RELEASE

                  FEDERAL COURT RULES IN FAVOR OF LONE STAR IN
               LONE STAR STEAKHOUSE AND SALOON, INC. VS. GUY ADAMS

       ORDERS THE CORRECTION OF GUY ADAMS' FALSE AND MISLEADING STATEMENTS

Wichita, Kansas, Monday, June 25, 2001 - Lone Star Steakhouse and Saloon, Inc.
(NASDAQ: STAR) today announced that the U.S. District Court for the District of
Kansas ruled that Guy Adams violated federal securities laws by making false and misleading statements in his proxy materials to solicit votes for election to the Lone Star Board of Directors. Accordingly, the Court issued an injunction requiring Guy Adams to make corrective disclosure.

Lone Star's independent directors issued the following statement regarding the
Court's decision:

"We are very pleased that the Federal Court moved to protect Lone Star's stockholders by ordering Guy Adams to correct his false and misleading statements. This finding vindicates our decision to seek legal recourse against
Guy Adams for attempting to mislead our stockholders through the use of false statements and illegal proxy activities and impugn the integrity of our board.

"Lone Star's Board of Directors and management team, under the leadership of
Jamie Coulter, are creating value for our stockholders, evidenced by the 49.4 percent increase in our stock price through June 22, 2001, our solid 2001 first quarter results and our strong balance sheet. We urge our stockholders to continue to protect their investment in Lone Star by supporting Jamie Coulter's candidacy for re-election to the Lone Star Board of Directors."

Lone Star also noted that while the Court did not grant an injunction against
Guy Adams for failure to disclose that persons other than himself are supporting the cost of the solicitation and proxy contest, the Court, at the preliminary injunction hearing, said that "the plaintiff has certainly pointed out some facts which could be construed, if we were just dealing with a probable cause kind of standard, that could lead one to believe that there are other participants who have not been disclosed." The Court further stated, "I'll tell you that I have some real concerns that there's something going on that we don't know about with respect to persons supporting Mr. Adams . . ."

                                     -more-

                                     Page 2

Lone Star's Board of Directors unanimously urges its stockholders to reject Guy
Adams' proxy request and to vote their shares by signing, dating and returning their WHITE proxy cards. For more information about how to vote for the Lone
Star director nominee, stockholders can call Lone Star's proxy solicitor,
Innisfree M&A Incorporated, at 1-877-750-5838 (toll-free).

Lone Star owns and operates Lone Star Steakhouse & Saloon restaurants,
Sullivan's Steakhouse restaurants, and Del Frisco's Double Eagle Steak House restaurants.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

Lone Star contacts:

   John D. White                              Andy Brimmer/Joele Frank
   Lone Star Steakhouse and Saloon, Inc.      Joele Frank, Wilkinson Brimmer Katcher
   (316) 264-8899                             (212) 355-4449

                                      # # #